Exhibit 99.1

TPG Specialty Lending, Inc. Announces Quarter Ended March 31, 2018 Financial Results; Board Declares Quarterly Base Dividend of $0.39 Per Share for the Second Fiscal Quarter of 2018 and a Quarterly Supplemental Dividend of $0.06 Per Share

NEW YORK—(BUSINESS WIRE)—May 3, 2018— TPG Specialty Lending, Inc. (NYSE: TSLX, or the “Company”) today reported net investment income of $31.2 million, or $0.51 per share, for the quarter ended March 31, 2018. Net asset value per share was $16.27 at March 31, 2018 as compared to $16.09 at December 31, 2017. The Company’s Board of Directors previously declared a fourth quarter supplemental dividend of $0.03 per share and a first quarter base dividend of $0.39 per share, payable to stockholders of record as of February 28, 2018 and March 15, 2018, respectively, that was paid on March 30, 2018 and April 13, 2018, respectively.

The Company announced that its Board of Directors has declared a second quarter 2018 base dividend of $0.39 per share for stockholders of record as of June 15, 2018, payable on July 13, 2018. The Company’s Board of Directors also declared a first quarter supplemental dividend of $0.06 per share for stockholders of record as of May 31, 2018, payable on June 29, 2018.

NII & NI
$31.2MM / $33.8MM

NII / Share & NI / Share
$0.51 / $0.56

ANNUALIZED ROE (NII & NI)
12.7% / 13.8%

NAV / Share & PF NAV / Share
$16.27 / $16.21

Base Dividend & Supplemental Dividend
$0.39 / $0.06

FINANCIAL HIGHLIGHTS:

(amounts in millions, except per share amounts)

		Three Months Ended
		(unaudited)
	March 31, 2018	December 31, 2017	March 31, 2017

Investments at Fair Value	$1,909.3	$1,693.7	$1,580.3
Total Assets	$1,930.1	$1,720.2	$1,606.9
Net Asset Value Per Share	$16.27	$16.09	$16.04
Supplemental Dividend Per Share	$0.06	$0.03	$0.04
Pro Forma Net Asset Value Per Share (1)	$16.21	$16.06	$16.00

Investment Income	$57.8	$48.8	$50.9
Net Investment Income	$31.2	$26.9	$28.5
Net Income	$33.8	$26.7	$28.3

Net Investment Income Per Share	$0.51	$0.45	$0.48
Net Realized and Unrealized Gains (and Losses) Per Share	$0.05	($0.01)	($0.01)
Net Income Per Share	$0.56	$0.44	$0.47
Annualized Return on Equity (Net Investment Income)(2)	12.7%	11.1%	12.0%
Annualized Return on Equity (Net Income)(2)	13.8%	11.0%	11.9%

Weighted Average Yield of Debt and Income Producing Securities at Fair Value	11.1%	10.7%	10.3%
Weighted Average Yield of Debt and Income Producing Securities at Amortized Cost	11.2%	10.8%	10.4%

Percentage of Debt Investment Commitments at Floating Rates (3)	100.0%	100.0%	100.0%

(1) (2) (3)

Pro Forma Net Asset Value Per Share gives effect to the supplemental dividend declared related to earnings in the applicable period.

Return on equity is calculated using weighted average equity. Weighted average equity is calculated by starting with NAV at the beginning of the period, adjusting daily for equity issuances and adjusting on the last day of the period for that quarter’s net income and dividends payable.

Includes one or more fixed rate investments for which the Company entered into an interest rate swap agreement to swap to floating rate.

Conference Call and Webcast

Conference Call Information:

The conference call will be broadcast live at 8:30 a.m. Eastern Time on May 4, 2018. Please visit TSLX’s webcast link located on the Events & Presentation page of the Investor Resources section of TSLX’s website http://www.tpgspecialtylending.com for a slide presentation that complements the Earnings Conference Call. Please visit the website to test your connection before the webcast.

Participants are also invited to access the conference call by dialing one of the following numbers:

Domestic: (877) 359-9508

International: +1 (253) 237-1122

Conference ID: 8997046

All callers will need to enter the Conference ID followed by the # sign and reference “TPG Specialty Lending” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

Replay Information:

An archived replay will be available from approximately 12:00 p.m. Eastern Time on May 4 through May 11 via a webcast link located on the Investor Resources section of TSLX’s website, and via the dial-in numbers listed below:

Domestic: (855) 859-2056

International: +1 (404) 537-3406

Conference ID: 8997046

Portfolio and Investment Activity

For the three months ended March 31, 2018, gross originations totaled $564.6 million. This compares to $1,066.7 million for the three months ended December 31, 2017 and $285.9 million for the three months ended March 31, 2017.

For the three months ended March 31, 2018, the Company made new investment commitments of $331.7 million in seven new portfolio companies. For this period, the Company had $106.0 million aggregate principal amount in exits and repayments.

For the three months ended March 31, 2017, the Company made new investment commitments of $149.2 million, in five new portfolio companies. For this period, the Company had $213.5 million aggregate principal amount in exits and repayments.

As of March 31, 2018 and December 31, 2017, the Company had investments in 48 and 45 portfolio companies, respectively, with an aggregate fair value of $1,909.3 million and $1,693.7 million, respectively. As of March 31, 2018, the average investment size in each portfolio company was $39.8 million based on fair value.

As of March 31, 2018, the portfolio based on fair value consisted of 94.4% first-lien debt investments, 3.2% second-lien debt investments, and 2.4% equity and other investments. As of December 31, 2017, the portfolio based on fair value consisted of 93.4% first-lien debt investments, 3.6% second-lien debt investments, and 3.0% equity and other investments. As of March 31, 2018 and December 31, 2017, approximately 97.6% and 97.0% of the portfolio was invested in secured debt, respectively.

As of March 31, 2018, 100.0% of debt investments based on fair value in the portfolio bore interest at floating rates (when including investment specific hedges), with 94.1% of these subject to interest rate floors. The Company’s credit facilities also bear interest at floating rates. In connection with the Company’s Convertible Senior Notes and other Notes, which bear interest at fixed rates, the Company entered into fixed-to-floating interest rate swaps in order to align the nature of the interest rates of its liabilities with its investment portfolio.

As of March 31, 2018 and December 31, 2017, the weighted average total yield of debt and income-producing securities at fair value (which includes interest income and amortization of fees and discounts) was 11.1% and 10.7%, respectively, and the weighted average total yield of debt and income-producing securities at amortized cost (which includes interest income and amortization of fees and discounts) was 11.2% and 10.8%, respectively.

GROSS ORIGINATIONS
$564.6MM

NET FUNDING
$207.5MM

AVERAGE INVESTMENT SIZE
$39.8MM (2.1%)(4)

% FIRST LIEN DEBT
94.4%

% SECURED DEBT
97.6%

WEIGHTED AVERAGE YIELD FAIR VALUE / AMORTIZED COST
11.1% / 11.2%

As of March 31, 2018, 100% of the portfolio at fair value was meeting all payment and covenant requirements. No investments were on non-accrual status at March 31, 2018.

(4)	Represents percentage of total investment portfolio at fair value.

Results of Operations for the Three Months Ended March 31, 2018 compared to the Three Months Ended March 31, 2017

Investment Income

For the three months ended March 31, 2018 and 2017, investment income totaled $57.8 million and $50.9 million, respectively. The increase in investment income was primarily driven by an increase in the average size of the investment portfolio, and higher syndication and other fees.

TOTAL INVESTMENT INCOME
$57.8MM

Expenses

Net expenses totaled $25.7 million and $21.7 million for the three months ended March 31, 2018 and 2017, respectively. This increase in net expenses was primarily due to an increase in the average interest rate on the debt outstanding following an increase in LIBOR, higher outstanding debt balances, as well as higher management and incentive fees.

NET EXPENSES
$25.7MM

Liquidity and Capital Resources

As of March 31, 2018, the Company had $8.9 million in cash and cash equivalents, including $5.7 million of restricted cash, total principal value of debt outstanding of $853.9 million, and $421.1 million of undrawn capacity on its revolving credit facility, subject to borrowing base and other limitations. The Company’s weighted average interest rate on debt outstanding was 3.7% and 3.4% for the three months ended March 31, 2018 and December 31, 2017, respectively. Average debt to equity was 0.84x and 0.72x during the three months ended March 31, 2018 and December 31, 2017, respectively.

The Company is rated BBB- with positive outlook by Fitch Ratings and BBB- with negative outlook by Standard and Poor’s.

TOTAL NET ASSETS
$1,044.0MM

TOTAL DEBT OUTSTANDING
$853.9MM

AVERAGE DEBT/EQUITY (5)
0.84x

AVAILABLE LIQUIDITY
$421.1MM

(5)

Daily average debt outstanding during the quarter divided by the daily average net assets during the quarter. Daily average net assets is   calculated by starting with the prior quarter end net asset value and adjusting for capital activity during the quarter (adding common stock offerings / DRIP contributions).

Financial Statements and Tables

TPG Specialty Lending, Inc.

Consolidated Balance Sheets

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	March 31,	December 31,
	2018	2017
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $1,729,452 and $1,523,844, respectively)	$1,771,750	$1,557,803
Controlled, affiliated investments (amortized cost of $167,427 and $162,406, respectively)	137,570	135,920
Total investments at fair value (amortized cost of $1,896,879 and $1,686,250, respectively)	1,909,320	1,693,723
Cash and cash equivalents (restricted cash of $5,697 and $3,150, respectively)	8,870	6,665
Interest receivable	8,541	6,762
Prepaid expenses and other assets	3,413	13,088
Total Assets	$1,930,144	$1,720,238
Liabilities
Debt (net of deferred financing costs of $16,512 and $11,770, respectively)	$835,914	$703,428
Management fees payable to affiliate	6,631	6,219
Incentive fees payable to affiliate	6,574	5,628
Dividends payable	23,556	23,488
Other payables to affiliate	2,410	1,901
Other liabilities	11,092	10,290
Total Liabilities	886,177	750,954
Commitments and contingencies
Net Assets
Preferred stock, $0.01 par value; 100,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized, 64,256,031 and 60,336,281 shares issued, respectively; and 64,166,951 and 60,247,201 shares outstanding, respectively	643	603
Additional paid-in capital	971,843	906,521
Treasury stock at cost; 89,080 and 89,080 shares held, respectively	(1,359)	(1,359)
Undistributed net investment income	64,965	61,790
Net unrealized gains	6,510	6,718
Undistributed net realized gains (losses)	1,365	(4,989)
Total Net Assets	1,043,967	969,284
Total Liabilities and Net Assets	$1,930,144	$1,720,238
Net Asset Value Per Share	$16.27	$16.09

TPG Specialty Lending, Inc.

Consolidated Statements of Operations

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended	Three Months Ended
	March 31, 2018	March 31, 2017
Income
Investment income from non-controlled, non-affiliated investments:
Interest from investments	$47,967	$47,770
Dividend income	195	1
Other income	5,819	2,125
Total investment income from non-controlled, non-affiliated investments	53,981	49,896
Investment income from controlled, affiliated investments:
Interest from investments	3,734	1,000
Other income	52	52
Total investment income from controlled, affiliated investments	3,786	1,052
Total Investment Income	57,767	50,948
Expenses
Interest	9,070	6,865
Management fees	6,660	6,071
Incentive fees	6,608	6,050
Professional fees	2,112	1,286
Directors’ fees	106	106
Other general and administrative	1,238	1,301
Total expenses	25,794	21,679
Management and incentive fees waived	(63)	—
Net Expenses	25,731	21,679
Net Investment Income Before Income Taxes	32,036	29,269
Income taxes, including excise taxes	850	750
Net Investment Income	31,186	28,519
Unrealized and Realized Gains (Losses)
Net change in unrealized gains (losses):
Non-controlled, non-affiliated investments	8,339	11,240
Controlled, affiliated investments	(3,371)	(7,750)
Translation of other assets and liabilities in foreign currencies	(981)	(5,793)
Interest rate swaps	(4,194)	154
Total net change in unrealized losses	(207)	(2,149)
Realized gains (losses):
Non-controlled, non-affiliated investments	2,645	1,322
Foreign currency transactions	212	586
Total realized gains	2,857	1,908
Total Unrealized and Realized Gains (Losses)	2,650	(241)
Increase in Net Assets Resulting from Operations	$33,836	$28,278
Earnings per common share—basic and diluted	$0.56	$0.47
Weighted average shares of common stock outstanding—basic and diluted	60,840,459	59,796,731

The Company’s investment activity for the three months ended March 31, 2018 and 2017 is presented below (information presented herein is at par value unless otherwise indicated).

	Three Months Ended
($ in millions)	March 31, 2018	March 31, 2017
New investment commitments:
Gross originations	$564.6	$285.9
Less: Syndications/sell downs	232.9	136.7
Total new investment commitments	$331.7	$149.2
Principal amount of investments funded:
First-lien	$311.0	$142.2
Second-lien	—	—
Mezzanine and unsecured	—	—
Equity and other	2.5	—
Total	$313.5	$142.2
Principal amount of investments sold or repaid:
First-lien	$93.9	$175.6
Second-lien	—	15.7
Mezzanine and unsecured	—	11.5
Equity and other	12.1	10.7
Total	$106.0	$213.5
Number of new investment commitments in new portfolio companies	7	5
Average new investment commitment amount in new portfolio companies	$47.4	$29.8
Weighted average term for new investment commitments in new portfolio companies (in years)	5.7	5.6
Percentage of new debt investment commitments at floating rates (1)	100.0%	100.0%
Percentage of new debt investment commitments at fixed rates	—	—
Weighted average interest rate of new investment commitments	10.0%	9.4%
Weighted average spread over LIBOR of new floating rate investment commitments	7.8%	8.7%
Weighted average interest rate on investments sold or paid down	11.4%	9.3%

(1)	Includes one or more fixed rate investments for which the Company entered into an interest rate swap agreement to swap to floating rate.

About TPG Specialty Lending, Inc.

TSLX is a specialty finance company focused on lending to middle-market companies. The Company seeks to generate current income primarily in U.S.-domiciled middle-market companies through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine and unsecured loans and investments in corporate bonds and equity securities. The Company has elected to be regulated as a business development company, or a BDC, under the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. TSLX is externally managed by TSL Advisers, LLC, a Securities and Exchange Commission (“SEC”) registered investment adviser. TSLX leverages the deep investment, sector, and operating resources of TPG Sixth Street Partners, the dedicated special situations and credit platform of TPG, with over $21 billion of assets under management as of December 31, 2017, and the broader TPG platform, a global private investment firm with approximately $82 billion of assets under management as of December 31, 2017. For more information, visit the Company’s website at www.tpgspecialtylending.com.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or the Company’s future performance or financial condition. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update any such forward-looking statements. TSLX undertakes no duty to update any forward-looking statements made herein.

Source: TPG Specialty Lending, Inc.

Investors:

Ian Simmonds

212-601-4739

IRTSL@tpg.com

Media:

Luke Barrett, 212-601-4752

lbarrett@tpg.com

or

Abernathy MacGregor

Patrick Clifford

pfc@abmac.com